Exhibit 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-51363, No. 333-32821 and No. 333-62697 on Form S-3 of MidAmerican Energy Holdings Company of our report dated January 25, 2000 (March 14, 2000 as to Note
3) appearing in the Annual Report on Form 10-K of MidAmerican Energy Holdings Company for the year ended December 31, 1999.

Des Moines, Iowa
March 30, 2000